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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported) June 2, 2000
                                                          ------------

                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                     1-13793                   06-1504091
        --------                     -------                   ----------
(State or other Jurisdiction of      (Commission             (IRS Employer
incorporation or organization)       File Number)            Identification No.)

                12 E. Broad Street, Hazleton, Pennsylvania 18201
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (570) 459-3700
                                 ---------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)









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ITEM 5.  OTHER EVENTS.
         ------------

      On June 2, 2000, Northeast Pennsylvania Financial Corp., a Delaware corporation ("Northeast "), announced that it had entered into an Agreement and Plan of Merger, dated as of June 2, 2000 (the "Merger Agreement"), with Security of Pennsylvania Financial Corp., a Delaware corporation ("Security") and Northeast Acquisition, Inc., a recently formed wholly- owned subsidiary of Northeast. The Merger Agreement provides, among other things, that Northeast Acquisition will merge with and into Security, with Security being the surviving corporation (the "Merger"). Immediately following the Merger, it is expected that Security will merge with and into Northeast with Northeast being the surviving corporation. Additionally, in connection with the Merger, Security Savings Association of Hazleton, a Pennsylvania chartered savings and loan association will merge with and into First Federal Bank, a federally chartered stock savings bank and the wholly-owned subsidiary of Northeast, with First Federal being the surviving entity.

      Pursuant to the Merger Agreement, each share of Security common stock, par value $0.01 per share ("Security Common Stock"), issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will be converted into and become the right to receive $17.50 in cash, except for (i) shares the holder of which, pursuant to Delaware law providing for dissenter's or appraisal rights, is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law; (ii) shares of Security Common Stock held directly or indirectly by Northeast, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted; and (iii) shares held by Security as treasury stock.

      The Merger will be structured as a tax-free reorganization. Consummation of the Merger is subject to the satisfaction of certain conditions, including approval of the Merger Agreement by the stockholders of Security and approval by the appropriate regulatory agencies.

      Under certain circumstances, if the Merger Agreement is terminated by Northeast in the manner and for the reasons set forth in the Merger Agreement before the consummation of the Merger, Security may be required to pay Northeast either $300,000 or $900,000 in immediately available funds, with the specific amount depending on the situation under which termination is being effected or the occurrence of certain events.

      The foregoing description is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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            a.    Financial Statements of Business Acquired.
                  Not Applicable


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            b.    Pro Forma Financial Information.
                  Not Applicable

            c.    Exhibits:  The following Exhibit is filed as part of this
                             report:

  EXHIBIT NO.     DESCRIPTION
  -----------     -----------

     2.1 Agreement and Plan of Merger, dated as of June 2, 2000, by and among Northeast Pennsylvania Financial Corp., Northeast Acquisition, Inc. and Security of Pennsylvania Financial Corp.







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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 14, 2000                  By: /s/ E. Lee Beard
                                           -------------------------------------
                                           E. Lee Beard
                                           President and Chief Executive Officer







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